SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 28, 1998


                                  EXEL LIMITED
         --------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      Cayman Islands                 1-10804                 98-0058718
     (State or Other              (Commission               (IRS Employer
       Jurisdiction               File Number)           Identification No.)
    of Incorporation)


Cumberland House, 1 Victoria Street, Hamilton, Bermuda                HM 11
---------------------------------------------------------------    -----------
(Address of Principal Executive Offices)                            (Zip Code)




                                 (441) 292-8515
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5.     OTHER EVENTS.

      EXEL Limited ("EXEL") and Mid Ocean Limited ("Mid Ocean") announced on April 29, 1998 that they and EXEL Merger Company Ltd., the new holding company of EXEL and Mid Ocean (to be named "EXEL Limited") ("New EXEL") had entered into an Amended and Restated Agreement and Schemes of Arrangement dated March 16, 1998 and amended and restated April 28, 1998 (the "Agreement") to amend their previously announced business combination to include a voluntary cash election in an amount up to $300 million in the aggregate.

      Under the Agreement, holders of EXEL shares and Mid Ocean shares who are to receive cash in lieu of exchanging their EXEL shares or Mid Ocean shares for New EXEL shares shall receive an amount in cash in respect of each New EXEL share they would have been entitled to receive equal to the average of the closing sales prices for an EXEL share on the New York Stock Exchange during the ten consecutive trading days ending on the tenth calendar day immediately prior to the anticipated effective time of the transaction.

      An election form and other customary transmittal materials shall be mailed approximately 25 days prior to the anticipated effective time to holders of record of EXEL shares and Mid Ocean shares, and cash elections will be required to be made by 5:00 p.m. on the 20th day following the mailing date (or such other time and date as EXEL and Mid Ocean may specify in such mailing) in order to be deemed properly made.

      If the amount of cash that would be issued in the schemes of arrangement in respect of all the EXEL shares and Mid Ocean shares electing to receive cash is more than $300 million, then $204 million of the cash shall initially be made available to EXEL shareholders (on a pro rata basis) and $96 million of the cash shall initially be made available to Mid Ocean shareholders (on a pro rata basis). If the cash pool available to either group of shareholders is not fully subscribed for within such group, then the excess cash shall be made available to the other group of shareholders.

      The amount of cash paid out pursuant to voluntary cash elections under the Agreement will offset the previously announced plan by EXEL to buy back up to $500 million of the shares of its common stock or the stock of New EXEL, as applicable, before or after the consummation of the schemes of arrangement.

      The preceding description is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1, which is hereby incorporated herein by reference .

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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   Exhibits

Exhibit            Description

2.1 Agreement and Schemes of Arrangement, dated as of March 16, 1998, as amended and restated April 28, 1998, by and among EXEL Limited, EXEL Merger Company Ltd., and Mid Ocean Limited.

99.1 Text of joint press release, dated April 30, 1998, issued by EXEL Limited and Mid Ocean Limited.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 1998

                                    EXEL LIMITED

                                    By:  /s/ Paul S. Giordano

                                            Paul S. Giordano
                                            Secretary and General Counsel

                                  EXHIBIT INDEX

Exhibit            Description

2.1 Agreement and Schemes of Arrangement, dated as of March 17, 1998, as amended and restated April 28, 1998, by and among EXEL Limited, EXEL Merger Company Ltd., and Mid Ocean Limited.

99.1 Text of joint press release, dated April 30, 1998, issued by EXEL Limited and Mid Ocean Limited.